Exhibit 10.1 American Capital, Ltd. Two Bethesda Metro Center, 12th Floor Bethesda, MD 20814 (301) 951-6122 (301) 654-6714 fax www.AmericanCapital.com Nasdaq: ACAS Annapolis ▪ Chicago ▪ London ▪ New York ▪ Paris ▪ Washington, D.C. 1002075511v1 June 27, 2016 Malon Wilkus American Capital, Ltd. Two Bethesda Metro Center Bethesda, MD 20814 Re: Letter Agreement Regarding 280G Dear Malon: Reference is made to that certain Amended and Restated Employment Agreement entered into and effective as of March 27, 2009 by and between you and American Capital, Ltd. (the “Company”), as amended (the “Employment Agreement”). This letter (“Letter Agreement”) is subject to the consummation of the transactions (the “Merger”) contemplated under that certain Agreement and Plan of Merger, dated as of May 23, 2016, by and among Ares Capital Corporation, a Maryland corporation (“Parent”), Orion Acquisition Sub, Inc., a Delaware corporation and a direct wholly owned Subsidiary of Parent (“Acquisition Sub”), American Capital, Ltd., a Delaware corporation (the “Company”), and certain other parties, as set forth therein (the “Merger Agreement”), and in the event the Merger is not consummated will have no force or effect. Capitalized terms used in this Letter Agreement have the same meaning they have in the Employment Agreement unless otherwise defined herein. The purpose of this Letter Agreement is to address the treatment of certain payments and benefits to which you may become entitled in connection with the Merger that could potentially be classified as “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, this Letter Agreement confirms our mutual agreement that, notwithstanding anything contained in the Employment Agreement or any other agreement between you and the Company to the contrary, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by both parties hereto, the parties have agreed as follows: In the event that the payments and other benefits provided for in the Employment Agreement or otherwise payable to you, including, without limitation, any acceleration of vesting of any equity awards or other incentive awards of the Company (all such payments and benefits, including the payments and benefits provided under the Employment Agreement, being hereinafter referred to as the “Total Payments”) would be subject (in whole or part), to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then, the cash payments otherwise payable under the Employment Agreement shall be reduced (with amounts not subject to Section 409A of the Code being reduced prior to amounts that are subject to Section 409A of the Code) to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax, but only if the reduction required to avoid the imposition of such Excise Tax

www.AmericanCapital.com Nasdaq: ACAS Annapolis ▪ Chicago ▪ London ▪ New York ▪ Paris ▪ Washington, D.C. does not exceed $6,325,879.00. If the amount of the reduction required to avoid the imposition of the Excise Tax exceeds such amount, then no reduction shall be effected. Unless you and the Company otherwise agree in writing, any determination required under this Letter Agreement will be made in writing by an independent public accounting firm chosen by the Company (the “Accountants”), whose determination will be conclusive and binding upon you and the Company for all purposes. For purposes of making the calculations required by this Letter Agreement, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. You and the Company will furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Letter Agreement. The Company will bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Letter Agreement. Both parties acknowledge that this Letter Agreement has been entered into after the execution of the Employment Agreement and accordingly agree that, to the extent this Letter Agreement is inconsistent with any provisions in the Employment Agreement, this Letter Agreement will supersede the Employment Agreement. This Letter Agreement and, to the extent not amended hereby, the Employment Agreement, represent the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Letter Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto. This Letter Agreement may be signed in counterparts, each of which will be an original, with the same effect as if the signature thereto were upon the same Letter Agreement. This Letter Agreement will be governed by the laws of the State of Maryland (with the exception of its conflict of laws provisions) (consistent with Section 7.11 of the Employment Agreement). Please sign below to indicate your agreement to the terms of this Letter Agreement. Sincerely, AMERICAN CAPITAL, LTD. By: /s/ Samuel A. Flax Samuel A. Flax Executive Vice President and General Counsel AGREED TO AND ACCEPTED: MALON WILKUS /s/ Malon Wilkus Malon Wilkus